Joint Filer Information

Name of Joint Filer:                        HM Partners Inc.

Address of Joint Filer:                     c/o Hicks, Muse, Tate & Furst Incorporated
                                            200 Crescent Court, Suite 1600
                                            Dallas, Texas 75201

Designated Filer:                           Hicks, Muse & Co. Partners, L.P.

Date of Event Requiring Statement:          August 8, 2013

Issuer Name and Ticker Symbol:              LIN Media LLC (NYSE: LIN)

Signature:                                  HM PARTNERS INC.

                                            By:      /s/ William G. Neisel
                                                    ---------------------------------
                                                    William G. Neisel
                                                    Treasurer